Designated Filer:	Twin Haven Special Opportunities Fund III, L.P.
Issuer & Ticker Symbol:	Hawaiian Telcom Holdco, Inc. [HCOM]
Date of Event Requiring Statement:	January 29, 2013

JOINT FILERS’ SIGNATURES

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS III, L.L.C

By: /s/ Paul Mellinger	Date: January 30, 2013
Name: Paul Mellinger
Title: Managing Member

TWIN HAVEN CAPITAL PARTNERS, L.L.C.

By: /s/ Paul Mellinger	Date: January 30, 2013
Name: Paul Mellinger
Title: Managing Member

PAUL MELLINGER

By: /s/ Paul Mellinger	Date: January 30, 2013
Name: Paul Mellinger

ROBERT WEBSTER

By: /s/ Robert Webster	Date: January 30, 2013
Name: Robert Webster